                                                                    EXHIBIT 24.1


                              PINNACLE MICRO, INC.

                                POWER OF ATTORNEY


         Each of the undersigned directors and officers of Pinnacle Micro, Inc., hereby constitutes and appoints each of Kenneth C. Campbell and Roger Hay as his true lawful attorney-in-fact and agent, with full powers of substitution to do any and all acts and things in his name and behalf in his capacity as director and officer and to execute any and all instruments for him and in his name in the capacity indicated below, which said attorney-in-fact and agent may deem necessary or advisable to enable said corporation to comply with the Securities Exchange Act of 1934, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with Pinnacle Micro, Inc.'s Annual Report on Form 10-K, for the period ended December 28, 1996, including specifically but without limitation, power and authority to sign for each in his name in his capacity as a member of the board of directors, and any and all amendments thereto; and each does hereby ratify and confirm all that each said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.


March 26, 1997                      By: /s/ Kenneth C. Campbell
                                        ------------------------------------
Date                                    Kenneth C. Campbell, President and
                                        Director


March 26, 1997                      By: /s/ Roger Hay
                                        ------------------------------------
Date Roger Hay, Executive Vice President, Chief Financial Officer, Chief Accounting Officer and Director


March 25, 1997                      By: /s/ Daryl White
                                        -------------------------------------
Date                                    Daryl White, Chairman of the Board of
                                        Directors


March 21, 1997                      By: /s/ John E. Koehler
                                        -------------------------------------
Date                                    John E. Koehler, Director


March 20, 1997                      By: /s/ Hans Imhof
                                        -------------------------------------
Date                                    Hans Imhof, Director


March 20, 1997                      By: /s/ William F. Blum
                                        -------------------------------------
Date                                    William F. Blum, Director


                                       45